UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2024

Zevra Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02          Results of Operations and Financial Condition.

On March 28, 2024, Zevra Therapeutics, Inc., a Delaware corporation (the "Company" or "Zevra"), issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2023, as well as information regarding a conference call and live audio webcast to discuss its financial results and corporate updates scheduled for Thursday, March 28, 2024, at 4:30 p.m. ET. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not incorporated by reference into any of Zevra's filings under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 4.02          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 25, 2024, the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors, after discussion with senior management and the Company’s independent registered public accountants, concluded that the Company’s previously issued audited consolidated financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2021, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, (collectively, the “Prior Financial Statements”) should no longer be relied upon. In connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”), the Audit Committee concluded that, in prior years it had not appropriately accounted for certain common stock warrants as liabilities. These errors led to understatements of derivative and warrant liability and additional paid-in capital and fluctuations in fair value adjustment related to derivative and warrant liability during the impacted periods.

We estimate that the impacts to the periods reported in the Prior Financial Statements will result in an increase to previously reported fair value adjustment income related to derivative and warrant liability of approximately $14.8 million for fiscal year 2022, an increase in derivative and warrant liability of approximately $10.2 million for fiscal year 2022, and an increase in beginning additional paid-in capital, derivative and warrant liability and accumulated deficit of approximately $34.5 million, $25.0 million and $59.5 million, respectively, for fiscal year 2022. As a result of these adjustments, we estimate that we will record approximately $14.8 million in additional net income for fiscal year 2022.

In addition, the Company has concluded that the previously disclosed errors led to misstatements of fair value adjustment related to derivative and warrant liability, derivative and warrant liability, additional paid-in capital, and accumulated deficit that were previously disclosed in the unaudited condensed consolidated balance sheets and statements of operations included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, June 30, 2023 and September 30, 2023 (collectively, the “Prior Interim Financial Statements”). On March 25, 2024, the Audit Committee, after discussion with senior management and the Company’s independent registered public accountants, concluded that the Prior Interim Financial Statements should no longer be relied upon.

We estimate that the impacts to the periods reported in the Prior Interim Financial Statements will result in an increase in fair value adjustment expense related to derivative and warrant liability and derivative and warrant liability of $1.5 million as of March 31, 2023, and a decrease in fair value adjustment expense related to derivative and warrant liability and derivative and warrant liability of $2.1 million and $3.7 million, respectively, as of June 30, 2023, and September 30, 2023. We estimate that the impacts to the periods reported in the Prior Interim Financial Statements will result in a decrease in fair value adjustment expense related to derivative and warrant liability and derivative and warrant liability of $12.3 million and $2.1 million as of March 31, 2022, and June 30, 2022, respectively, and an increase in fair value adjustment expense related to derivative and warrant liability and derivative and warrant liability of $5.6 million as of September 30, 2022.

The errors and corrective adjustments described in this Form 8-K are non-cash in nature, and do not impact the Company's results of operations or key metrics used by the Company in managing operations, such as revenue, operating expenses, and loss from operations.

The foregoing estimates are based on preliminary unaudited information and management estimates and are subject to completion of the Company's financial closing procedures. The Company's independent registered public accounting firm has not completed its audit of the Company's financial statements, and does not express an opinion or any other form of assurance with respect to, these preliminary estimates.

The Company intends to restate its consolidated financial statements for the year ended December 31, 2022 and the Prior Interim Financial Statements in the Company’s 2023 Form 10-K. We expect to file the 2023 Form 10-K with the Securities and Exchange Commission on a timely basis, on or prior to the deadline for the 2023 Form 10-K.

Management is still conducting its evaluation of internal control over financial reporting for the year ended December 31, 2023, however, in light of the proposed restatements above, management expects to conclude that a material weakness is present and the Company's internal control over financial reporting and disclosure controls and procedures were in each case not effective as of December 31, 2023. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The Audit Committee and the Company's management have discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters disclosed in this filing.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s estimated extent of and impacts of the restatements, the timing of the filing of the 2023 Form 10-K, and management's conclusions regarding the Company's internal control over financial reporting, disclosure controls and procedures, or any material weakness. Forward-looking statements are based on information currently available to Zevra and its current plans or expectations. They are subject to several known and unknown uncertainties, risks, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of Zevra’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated in Zevra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and Zevra’s other filings with the Securities and Exchange Commission. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure that such expectations will prove correct. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zevra Therapeutics, Inc.

Date: March 28, 2024	By:	/s/ Timothy J. Sangiovanni
Timothy J. Sangiovanni, CPA
Senior Vice President, Corporate Controller